UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 26, 2016

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road, Braintree MA	02184
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code  781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 26, 2016, Ellen Zane notified Haemonetics Corporation (the “Company”) that she will resign her position on the Company’s Board of Directors effective April 10, 2016. Ms. Zane, who has served on the Company’s Board since July 2012, indicated her decision was based on her desire to pursue other professional opportunities, and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Ms. Zane said “It has been a privilege and a pleasure to serve on Haemonetics’ Board and I wish management and the Board success.”
Richard Meelia, Chairman of the Board of Directors, said “All of us at Haemonetics are grateful for Ms. Zane’s many contributions as a Director and we wish her continued success.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: March 2, 2016	By	/s/ Sandra L. Jesse
Sandra L. Jesse
Executive Vice President, Chief Legal Officer